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                                                                    EXHIBIT 99.2

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES,
                       AND RELATIVE RIGHTS AND LIMITATIONS
                                     OF THE

             SERIES B SENIOR CONVERTIBLE CUMULATIVE PREFERRED STOCK

                                       OF

                           CONTANGO OIL & GAS COMPANY
                               (the "Corporation")


1. Designation. A series of the Preferred Stock of the Corporation is hereby designated as "Series B Senior Convertible Cumulative Preferred Stock" consisting initially of 10,000 authorized shares each having a par value of $0.04 (hereinafter called the "Series B Preferred Stock"). Shares of the Series B Preferred Stock shall rank prior to the Corporation's Common Stock (and any Junior Stock (as hereinafter defined) with respect to the payment of dividends or distributions and upon liquidation, dissolution, winding-up or otherwise. (All equity securities of the Corporation to which the Series B Preferred Stock ranks prior, whether with respect to dividends or distributions or upon liquidation, dissolution, winding-up or otherwise, including the Common Stock, are collectively referred to herein as "Junior Stock"; all equity securities of the Corporation with which the Series B Preferred Stock ranks on a parity, whether with respect to dividends or distributions or upon liquidation, dissolution, winding-up or otherwise, are collectively referred to herein as "Parity Stock"; and all equity securities of the Corporation to which the Preferred Stock ranks junior, whether with respect to dividends or distributions or upon liquidation, dissolution, winding-up or otherwise, are collectively referred to herein as "Senior Stock"). Except for shares of Series B Preferred Stock issuable in accordance with Section 2 hereof, the Corporation shall not issue any shares of Series B Preferred Stock after the initial issuance of Series B Preferred Stock.

2.       Dividends.

(a) The holders of the shares of Series B Preferred Stock shall be entitled to receive quarterly dividends at a dividend rate equal to 8% per annum (or 2% per Quarterly Dividend Period) if paid in cash on a current quarterly basis (the "Cash Dividend Rate") or otherwise at a dividend rate equal to 10% per annum (or 2.5% per Quarterly Dividend Period) if not paid on a current quarterly basis or if paid in shares of Series B Preferred Stock (the "PIK Dividend Rate") (the applicable dividend rate being hereinafter referred to as the "Dividend Rate"), in each case computed on the basis of $1,000 per share, when and as declared by the Board of Directors of the Corporation, out of funds or shares of Series B Preferred Stock legally available for the payment of dividends. Quarterly dividend periods (each a "Quarterly Dividend Period") shall commence on January 1, April 1, July 1 and October 1 in each year, except that the first Quarterly Dividend Period shall commence on the date of issuance of the Series B Preferred Stock, and shall end on
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and include the day immediately preceding the first day of the next Quarterly
Dividend Period. Dividends on the shares of Series B Preferred Stock shall be payable on March 31, June 30, September 30 and December 31 of each year (a "Dividend Payment Date"), commencing September 30, 2000. Each such dividend shall be paid to the holders of record of the Series B Preferred Stock as they shall appear on the stock register of the Corporation on such record date, not exceeding 45 days nor less than 10 days preceding such Dividend Payment Date, as shall be fixed by the Board of Directors of the Corporation or a duly authorized committee thereof.

                           If, on any Dividend Payment Date, the holders of the
Series B Preferred Stock shall not have received the full dividends provided for in this Section 2(a) in cash or in kind, then such dividends shall cumulate, whether or not earned or declared, with additional dividends thereon, compounded quarterly, at the PIK Dividend Rate applicable to the Series B Preferred Stock as provided in this Section 2(a), for each succeeding full Quarterly Dividend Period during which such dividends shall remain unpaid.

         (b) The amount of any dividends accrued on any share of the Series B Preferred Stock on any Dividend Payment Date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such Dividend Payment Date, whether or not earned or declared. The amount of dividends accrued on any share of the Series B Preferred Stock on any date other than a Dividend Payment Date shall be deemed to be the sum of (i) the amount of any unpaid dividends accumulated thereon to and including the last preceding Dividend Payment Date, whether or not earned or declared, and (ii) an amount determined by multiplying
(x) the Cash Dividend Rate by (y) a fraction, the numerator of which shall be the number of days from the last preceding Dividend Payment Date to and including the date on which such calculation is made and the denominator of which shall be the full number of days in such Quarterly Dividend Period.

         (c) Immediately prior to authorizing or making any distribution in liquidation with respect to the Series B Preferred Stock (other than a purchase or acquisition of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series B Preferred Stock), the Board of Directors shall, to the extent of any funds legally available therefor, declare a dividend in cash on the Series B Preferred Stock payable on the distribution date in an amount equal to any accrued and unpaid dividends on the Series B Preferred Stock as of such date.

         (d) The Board of Directors may declare dividends payable in shares of Series B Preferred Stock in lieu of cash dividends on a Dividend Payment Date. In the event the Board of Directors elects to declare a dividend payable in shares of Series B Preferred Stock, each holder of shares of Series B Preferred Stock shall be entitled to receive such additional shares of Series B Preferred Stock (or cash in lieu of a fraction thereof) equal to the product of (x) the number of shares of Series B Preferred Stock held by such holder multiplied by
(y) the PIK Dividend Rate.

3.       Priority.

         (a) Parity with Series A Preferred Stock. Unless otherwise expressly provided herein, the Series B Preferred Stock shall rank on a parity with respect to the Corporation's Series A Senior Preferred Convertible Cumulative Preferred Stock (hereinafter called the "Series



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A Preferred Stock") in all respects, including with respect to dividends or distributions, redemption or upon liquidation, dissolution, winding-up or otherwise. Accordingly, the Series A Preferred Stock shall be Parity Stock with respect to the Series B Preferred Stock, unless otherwise expressly provided herein.

         (b) Priority as to Dividends.

             (i) Holders of shares of the Series B Preferred Stock shall be entitled to receive the dividends provided for in Section 2 hereof in preference to and in priority over any dividends or distributions upon any Junior Stock. No dividends shall be declared or paid or set apart for payment on any Junior Stock for any period unless at the time of such declaration or payment or setting apart for payment (A) full cumulative dividends have been or contemporaneously are declared and paid in cash (or declared and a sum sufficient for the payment thereof set apart for such payment) on the Series B Preferred Stock for all Quarterly Dividend Periods terminating on or prior to the date of payment of such dividends on Junior Stock, (B) an amount equal to the dividends accrued on the Series B Preferred Stock from the last Dividend Payment Date to the date of payment of such dividends on Junior Stock has been declared and set apart in cash for payment on the Series B Preferred Stock and (C) the dividend payment for the most recent Quarterly Dividend Period on the Series B Preferred Stock has been paid entirely in cash.

             (ii) No dividends shall be declared or paid or set apart for payment on any Parity Stock for any period unless at the time of such declaration or payment or setting aside for payment dividends have been or contemporaneously are declared and paid in accordance with Section 2 hereof on the Series B Preferred Stock for all Quarterly Dividend Periods terminating on or prior to the date of payment of such dividends on Parity Stock. All dividends paid upon shares of the Series B Preferred Stock and any Parity Stock shall be paid pro rata so that the amount of dividends paid per share of the Series B Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the Series B Preferred Stock and such Parity Stock bear to each other.

         (c) Priority on Redemption. The Corporation shall not, directly or indirectly, redeem or purchase or otherwise acquire for value any Junior Stock or Parity Stock unless, at the time of making such redemption, purchase or other acquisition, full cumulative dividends have been or contemporaneously are declared and paid in accordance with Section 2 hereof (or declared and a sum (or shares of Series B Preferred Stock) sufficient for payment thereof set apart for such payment) on the Series B Preferred Stock for all Quarterly Dividend Periods terminating on or prior to the date of redemption of Junior Stock and/or Parity Stock.

4. Redemption. Upon the sale, conveyance or disposition of all or substantially all of the assets of the Corporation or a sale, conveyance or disposition of a majority of the outstanding shares of common stock in a transaction or series of related transactions (except for a merger or consolidation after the consummation of which the stockholders of the Corporation prior to such merger or consolidation own a majority of the voting securities of the surviving corporation or its parent corporation), each holder of Series B Preferred Stock shall have the right to require that the Corporation redeem all or any part of such holder's Series B Preferred Stock for cash out of legally available funds at a price per share equal to the Liquidation Preference (as defined in



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Section 7(d) but with the accrued and unpaid dividends being paid through the date of redemption rather than the Conversion Date). If on the date of such sale, conveyance or disposition funds legally available for such redemption shall be insufficient to redeem all of the outstanding shares of Series B Preferred Stock held by holders who have elected to have their shares redeemed, funds to the extent legally available shall be used for such purpose and the Corporation shall effect such redemption pro rata according to the number of shares of Series B Preferred Stock held by each holder thereof. The redemption requirements provided hereby shall be continuous, so that if on the date of such sale, conveyance or disposition such requirements cannot be fully discharged, without further action by any holder of the Series B Preferred Stock funds legally available shall be applied therefor until such requirements are fulfilled. Upon payment in full of the amounts owing under this Section 4 to any holder of Series B Preferred Stock who has elected to have its shares redeemed, then notwithstanding that the certificate or certificates evidencing such shares shall not have been surrendered, the dividends with respect to such shares shall cease to accrue after the date of such payment in full and all rights with respect to such shares shall forthwith terminate.

5.       Liquidation Preference.

         (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of the Series B Preferred Stock shall be entitled to receive, out of the assets of the Corporation, whether such assets are capital or surplus and whether or not any dividends as such are declared, $1,000 per share plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for distribution, and no more, before any distribution shall be made to the holders of Junior Stock with respect to the distribution of assets. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Series B Preferred Stock and any other Parity Stock, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be otherwise payable on such distribution to the holders of Series B Preferred Stock and the holders of such Parity Stock were such liquidation payments paid in full. Except as provided, in this Section 5(a), in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series B Preferred Stock shall not be entitled to any additional payments.

         (b) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, stating a payment date and the place where the distributive amounts shall be payable, shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of the Series B Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation.

6.       Voting Rights.

         (a) General. In addition to the rights otherwise provided for herein or by law, holders of Series B Preferred Stock shall be entitled to vote, together with the holders of Common Stock and any other voting Junior Stock or Parity Stock, as one class on all matters submitted to a vote of stockholders of the Corporation, in the same manner and with the same effect as the holders of Common Stock. In any such vote, each share of Series B Preferred Stock shall entitle the holder



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thereof to one vote per share for each share of Common Stock (including fractional shares) into which each share of Series B Preferred Stock is then convertible, rounded to the nearest one-tenth of a share.

         (b) Protective Provisions. So long as any Series B Preferred Stock is outstanding, the holders of the Series B Preferred Stock shall have the voting power provided for by law and the Corporation covenants and agrees that it shall not, without the written consent in lieu of a meeting, or the affirmative vote at a meeting called for such purpose, of holders of Series B Preferred Stock of record that hold at least a majority of the outstanding Series B Preferred Stock, voting as a separate class:

             (i) amend, alter or repeal, in any manner whatsoever, the designations, powers, preferences, relative, participating, optional or other special rights, qualifications, limitations and restrictions of the Series B Preferred Stock;

             (ii) authorize, issue, or agree to authorize or issue, whether by reclassification or otherwise, any Senior Stock;

             (iii) authorize, issue, or agree to authorize or issue, whether by reclassification or otherwise, any new class or series of stock or any other securities convertible into equity securities of the Corporation ranking on a parity with the holders of Series B Preferred Stock with respect to the rights of redemption, liquidation, preference, voting or dividends, or any increase in the authorized or designated number of any such new class or series, other than the Series A Preferred Stock;

             (iv) amend, alter or repeal any provision of the articles of incorporation of the Corporation, including the certificate of designation of any class or series of stock;

             (v) directly or indirectly, redeem, purchase or otherwise acquire for value (including through an exchange), or set apart money or other property for any mandatory purchase or other analogous fund for the redemption, purchase or acquisition of, any shares of Common Stock or other Junior Stock;

             (vi) consolidate or merge with or into any other corporation where
(1) the Corporation is not the surviving corporation or (2) the Corporation shall issue to any person as consideration in respect of such consolidation or merger any capital stock of the Corporation representing 20% or more of the Corporation's outstanding capital stock prior to such consolidation or merger;

             (vii) sell or convey all or substantially all of the assets of the Corporation, or dissolve or liquidate the Corporation; or

             (viii) incur any indebtedness, liabilities or obligations constituting Restricted Debt (as defined below), which in the aggregate with all other Restricted Debt of the Corporation (on a consolidated basis) is in excess of 50% of the NPV10 (as defined below) of the Proved Reserves (as defined below) attributable to the properties of the Corporation at the time of incurrence.




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                  For purposes of this Section 6(b), the following terms shall have the meanings set forth below:

                  "NPV10" means with respect to any Proved Reserves as expected to be produced from the properties of the Corporation, the net present value of the future net revenues expected to accrue to the Corporation's interests in such Reserves during the remaining expected economic lives of such Reserves, discounted at 10% per annum. Each calculation of such expected future net revenues shall be made at the time of incurrence in accordance with the then existing standards of the Society of Petroleum Engineers and Society of Petroleum Evaluation Engineers, provided that in any event:

                  (i) appropriate deductions shall be made for (A) direct taxes and existing burdens, (B) lease operating expenses, (C) transportation, gathering and marketing burdens, (D) capital expenditures (including plugging and abandonment costs), and (E) general and administrative or overhead costs pursuant to the relevant operating agreements (COPAS); and

                  (ii) the pricing assumptions and escalations used in determining NPV10 for any particular Proved Reserves shall be:

                           (A) the contract price, if any, during the term of
                               any written oil and gas sales contract between Corporation and unrelated persons; or

                           (B) if no sales contract exits:

                               (I) for volumes of oil and gas swapped or hedged with investment grade counter parties, the hedged price net of any costs, expenses or deductions relating thereto; and

                               (II) for "naked" or long unhedged volumes, the
                                    oil and gas prices reflected in the NYMEX oil and gas strips going forward one year with adjustment for basis (quality and geographical) differentials.

                  "Proved Reserves" means those reserves which are "proved oil and gas reserves" within the meaning of Rule 4-10 of Regulation S-X, 17 C.F.R.
Section 210.4-10 of the Securities Exchange Commission. In addition, Proved Reserves must have facilities to process and transport those reserves to market which are operational at the time of the estimate, or there is a commitment or reasonable expectation to install such facilities in the future.

                  "Restricted Debt" of any Person means debt in any of the following categories: (i) debt for borrowed money; (ii) debt constituting an obligation to pay the deferred purchase price of property or services; (iii) debt evidenced by a bond, debenture, note or similar instrument; (iv) debt which
(A) would under GAAP be shown on the Corporation's balance sheet as a liability and (B) is payable more than one year from the date of creation thereof (other than reserves for taxes and contingent obligations); (v) debt constituting principal under leases capitalized in accordance with GAAP; (vi) debt arising under conditional sales or other title retention agreements; (vii) debt owing under direct or indirect guaranties of debt of any other



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person or constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of debt of any other person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase debt, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection; (viii) debt with respect to letters of credit or applications or reimbursement agreements therefor; provided, however, that the term "Restricted Debt" shall not include debt which is 60 days or less past due that was incurred on ordinary trade terms and is owed by the Corporation incurring the same to vendors, suppliers, or other persons providing goods and services for use by the Corporation in the ordinary course of its business.

         (c) Dividend Default. In the event of a Dividend Default (as hereinafter defined), the number of directors on the Board of Directors of the Corporation shall be increased by two directors, both of whom shall be nominated and elected as soon as practicable pursuant to the Bylaws of the Corporation by the holders of the Series B Preferred Stock, to serve until the later of (i) the date of the next annual meeting of stockholders and until such directors' successors are elected and qualify and (ii) the date on which the Dividend Default is cured; provided, however, that if permitted under applicable law, the holders of the Series B Preferred Stock shall have the right to elect the same individual to serve as both directors and, if so elected, such individual shall be treated as constituting two directors for all purposes including without limitation voting and quorum. A "Dividend Default" shall occur if, at any time, dividends are not paid in full (either in cash or in kind as provided for herein) with respect to all shares of Series B Preferred Stock on any two consecutive Dividend Payment Dates.

         (d) Board of Directors. If at any time a majority of the holders of the Series B Preferred Stock has not appointed or nominated for election at least one of the members of the Corporation's Board of Directors and shares of Series B Preferred Stock remain outstanding, then the holders of the Series B Preferred Stock shall be entitled to appoint one observer to the Corporation's Board of Directors (the "Observer"). Such Observer shall have the right to attend, and receive all materials distributed for or at, all meetings (telephone and otherwise) of the Board of Directors (including committees thereof) and shall be entitled to the same rights and privileges as directors of the Corporation, except that such Observer shall not be entitled to vote on matters presented to or discussed by the Board of Directors. The Observer will receive compensation from the Corporation for his services as observer on an equal basis with the directors of the Corporation and shall be entitled to be reimbursed by the Corporation for all reasonable costs and expenses incurred in connection with his participation in meetings or other activities of the Board of Directors. The holders of the Series B Preferred Stock will use commercially reasonable efforts to cause the Observer to keep all information provided to the Observer in connection with all meetings of the Board of Directors confidential prior to its becoming public, except that the Observer shall be permitted to disclose such information (i) to officers, directors, employees, representatives, agents, auditors, accountants, consultants, advisors, lawyers and affiliates of the holders of the Series B Preferred Stock in the ordinary course of business who have been made aware of the confidential nature of the information; (ii) to prospective assignees and their respective directors, employees, agents and representatives who have agreed in writing to become subject to this confidentiality provision, (iii) as required by applicable law, or pursuant to subpoenas or other legal process, or as requested by governmental agencies and examiners; (iv) to the extent such information (A) becomes available to the Observer other than



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as a result of a breach of this provision or (B) becomes available to the
Observer on a non-confidential basis, or (v) to the extent the Corporation shall have consented to such disclosure in writing.

7.       Conversion Rights.

         (a) Voluntary Conversion. At a holder's election, the Series B Preferred Stock may be converted, in whole or in part, to fully paid and nonassessable shares of Common Stock at a conversion price of $2.20 per share, as adjusted in accordance with Section 8 hereof (the "Conversion Price"). The number of shares of the Common Stock into which a share of Series B Preferred Stock is convertible shall be equal to the Liquidation Preference (as defined in Section 7(d)) of such share of Series B Preferred Stock divided by the Conversion Price in effect on the Voluntary Conversion Date (as hereinafter defined).

         (b) Exercise of Voluntary Conversion Privilege. In order to exercise the voluntary conversion privilege, the registered holder of any share of Series B Preferred Stock to be converted shall surrender the certificate representing such share at the office of the Corporation and shall give written notice (the "Conversion Notice") to the Corporation at said office that the holder elects to convert such shares of Series B Preferred Stock or a specified portion thereof into shares of Common Stock. As promptly as practicable after the receipt of the Conversion Notice (such date of receipt, the "Voluntary Conversion Date") and the surrender of such shares of Series B Preferred Stock, the Corporation shall issue and deliver to the registered holder of such shares of Series B Preferred Stock, at the address set forth on the Conversion Notice, a certificate or certificates for the number of full shares of Common Stock, as applicable, issuable upon the conversion of such shares of Series B Preferred Stock (or a specified portion thereof) and cash in respect of any fraction of a share issuable upon such conversion. Such conversion shall be deemed to have been effected at the close of business on the Voluntary Conversion Date, and the holder of such shares of Series B Preferred Stock shall be deemed to have become the holder of record of the shares of Common Stock represented thereby as of the Voluntary Conversion Date.

         (c) Mandatory Conversion. In the event the mean average traded price of the Corporation's Common Stock on each of the immediately preceding 20 consecutive Trading Days (as hereinafter defined) is equal to or greater than $2.50 per share (as adjusted for any subdivision or combination of outstanding Common Stock) (a "Mandatory Conversion Event"), the Corporation may elect to convert all, but not less than all, of the outstanding shares of Series B Preferred Stock to fully paid and nonassessable shares of Common Stock at the Conversion Price (as defined in Section 7(a)). In order to effect the mandatory conversion of the Series B Preferred Stock, the Corporation shall mail notice (the "Mandatory Conversion Notice") to all holders of outstanding shares of Series B Preferred Stock within 10 days after the occurrence of a Mandatory Conversion Event, specifying a date (which must be at least 10 but not more than 30 days after the date of such notice (the "Mandatory Conversion Date"). The number of shares of the Common Stock into which a share of Series B Preferred Stock is convertible shall be equal to the quotient of the Liquidation Preference (as defined in Section 7(d)) of such share of Series B Preferred Stock divided by the Conversion Price.

             On or before the Mandatory Conversion Date, each holder of Series B Preferred



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Stock shall surrender the certificate(s) representing the Series B Preferred
Stock to the Corporation at said office, accompanied by a written statement setting forth the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued. As promptly as practicable thereafter, the Corporation shall issue and deliver to the registered holder of such shares of Series B Preferred Stock, at the address specified by the holder, a certificate or certificates for the full shares of Common Stock issuable upon mandatory conversion pursuant to this Section 7(c).

             For purposes of this Section 7(c), "Trading Day" shall mean (1) (x) if the Common Stock is listed on at least one stock exchange, a day on which there is trading on the principal stock exchange on which the Common Stock is listed, (y) if the Common Stock is not listed on a stock exchange, but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, or (z) if the Common Stock is not listed on a stock exchange and sale prices of the Common Stock are not reported on an automated quotation system, a day on which quotations are reported by National Quotation Bureau Incorporated, and (2) the volume of shares of Common Stock sold on such day is 50,000 shares (as adjusted in the same manner and proportion as the adjustment of a Stock Unit in accordance with Section 8(a) hereof) or more. For purposes of this Section 7(c), Trading Days shall not be deemed to be "consecutive" if there shall occur any day which meets the criteria set forth in clause (1) of the preceding sentence but does not meet the criteria set forth in clause (2) thereof between one Trading Day and the next Trading Day.

         (d) As used in this Section 7, the term "Liquidation Preference" shall mean the sum of (i) $1,000 per share of Series B Preferred Stock and (ii) accrued and unpaid dividends on the applicable Conversion Date calculated in accordance with Sections 2(a) and (b) hereof.

         (e) Fractional Shares. The Corporation shall not be required to issue fractional shares of Common Stock upon the conversion of shares of the Series B Preferred Stock. If shares of the Series B Preferred Stock (or specified portions thereof, if applicable) shall be presented for conversion which would result in the issuance of any fraction of a share of Common Stock, the Corporation may instead pay an amount in cash equal to the Conversion Price on the day immediately preceding the Voluntary Conversion Date or the Mandatory Conversion Date, as the case may be, multiplied by such fraction.

         (f) Reservation of Shares. The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of enabling it to set aside shares to satisfy any obligation to issue shares of Common Stock upon conversion of Series B Preferred Stock, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series B Preferred Stock. The shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock shall, upon issuance, be duly authorized, validly issued, fully paid, nonassessable, free of preemptive rights and free and clear of all liens, charges, security interests and other encumbrances whatsoever.

8. Adjustment of Number of Shares Issuable Upon Conversion and the Conversion Price. The number of shares issuable upon conversion and the Conversion Price (and each component



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thereof) are subject to adjustment from time to time as set forth in this
Section 8 with respect to any fact or event described herein occurring after the date hereof. Anything contained in this Section 8 notwithstanding, any adjustment made pursuant to any provision of this Section 8 shall be made without duplication of an adjustment otherwise required by and made pursuant to another provision of this Section 8 on account of the same facts or events.

         (a) Definitions. For purposes of this Section 8, the following terms shall have the meanings ascribed to such terms below:

                           "5-DAY AVERAGE PRICE" per share of Common Stock, for
                  purposes of any provision herein at the date specified in such provision, shall mean the average closing price of the Common Stock on the securities exchange or other national market system on which the Common Stock is then traded over the 5-trading day period immediately prior to such date or, if the Common Stock is not then traded on a securities exchange or national market system, the average of the bid and asked prices on the over-the-counter market on which the Common Stock is then traded as of the close of such market over the 5-trading day period immediately prior to such date.

                           "30-DAY AVERAGE PRICE" per share of Common Stock, for
                  purposes of any provision herein at the date specified in such provision, shall mean the average closing price of the Common Stock on the securities exchange or other national market system on which the Common Stock is then listed over the 30-trading day period immediately prior to such date or, if the Common Stock is not then traded on a securities exchange or national market system, the average of the bid and asked prices on the over-the-counter market on which the Common Stock is then traded as of the close of such market over the 30-trading day period immediately prior to such date.

                           "ADDITIONAL SHARES OF COMMON STOCK" shall mean all
                  shares of Common Stock issued by the Corporation after the Closing Date other than (i) any shares of Common Stock issued pursuant to the outstanding warrants, options and convertible stock listed on Attachment 1, (ii) shares of Common Stock issued pursuant to options to purchase Common Stock issued pursuant to the Corporation's 1999 Stock Incentive Plan, including those options issued to date and listed on Attachment 1, in an aggregate amount not to exceed 5,000,000 shares, (iii) any shares of Common Stock issued upon the exercise of options granted to Juneau Exploration Company, LLC ("JEX") pursuant to the Corporation's exploration agreement with JEX dated September 1, 1999, as amended, (iv) any shares of Common Stock issued to Glen Dillon in a number not to exceed 1,250 per month, (v) any shares of Common Stock issued upon conversion of Series A Preferred Stock issued to the Trust Company of the West, in its capacities as Investment Manager and Custodian ("TCW"), (vi) any shares of Common Stock issued to William Gibbons, the Corporation's treasurer and assistant secretary, in a number not to exceed 2,000 shares per month through December 31, 2000, (vii) any shares of Common Stock issued pursuant to warrants to purchase up to 125,000 shares of Common Stock issued to Fairfield

                  Industries Incorporated on or prior to the Closing Date,
                  (viii) any shares of Common Stock issued pursuant to warrants to purchase up to 125,000 shares of Common Stock issued to JEX on or prior to the Closing Date, (ix) any shares of Common Stock issued pursuant to warrants to purchase up to 250,000 shares of Common Stock issued to the Southern Ute Indian Tribe doing business as the Southern Ute Indian Tribe Growth Fund ("SUIT") on or prior to the Closing Date, (x) any shares of Common Stock issued pursuant to warrants to purchase up to 500,000 shares of Common Stock issued to TCW on or prior to the Closing Date, (xi) any shares of Common Stock issued pursuant to options granted to SUIT on a quarterly basis to the same extent such options are granted to the Corporation's outside directors under the 1999 Stock Incentive Plan, (xii) any shares of Common Stock issued pursuant to options granted to TCW on a quarterly basis to the same extent such options are granted to the Corporation's outside directors under the 1999 Stock Incentive Plan, (xiii) any shares of Common Stock issued upon conversion of the Corporation's Series B Preferred, and (xiv) any shares of Common Stock issued pursuant to a 401(k) or other qualified retirement plan for officers, directors or employees of the Corporation and its affiliates in an aggregate amount not to exceed 100,000 shares.

                           "APPRAISED VALUE" shall mean the fair market value of
                  all outstanding Common Stock, as determined by a written appraisal (the "APPRAISAL") prepared by a national or major regional investment bank acceptable to the Board of Directors of the Corporation and the holders of the Series B Preferred Stock. "Fair market value" is defined for this purpose as the price in a single transaction determined on a going-concern basis that would be agreed upon by the most likely hypothetical buyer for 100% of the equity capital of the Corporation. In the event that the Corporation and the holders of the Series B Preferred Stock cannot, in good faith, agree upon an investment bank, then the Corporation, on the one hand, and the holders of the Series B Preferred Stock, on the other hand, shall each select an investment bank, the two investment banks so selected shall select a third investment bank who shall be directed to prepare the Appraisal and the term Appraised Value shall mean the appraised value set forth in the Appraisal prepared in accordance with this definition. The Corporation shall pay for the cost of any such Appraisal.

                           "CLOSING DATE" shall mean September 27, 2000.

                           "CONVERTIBLE SECURITIES" shall mean evidences of
                  indebtedness, shares of stock or other securities which are convertible or exchangeable for Additional Shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

                           "CURRENT CONVERSION PRICE" per share of Common Stock,
                  for the purpose of any provision herein at the date herein specified, shall mean the amount equal to the quotient resulting from dividing the Conversion Price per Stock Unit in effect on such date by the number of shares (including any fractional share) of Common Stock comprising a Stock Unit on such date.

                           "CURRENT MARKET PRICE" per share of Common Stock for
                  the purposes of any provision herein at a date herein specified, shall mean the greater of (i) the 30-Day Average Price of the Common Stock or (ii) the 5-Day Average Price of the Common Stock; provided, that if the Current Market Price per share of Common Stock cannot be ascertained by such methods, then the Current Market Price per share of Common Stock shall be deemed to be the greater of (i) the net book value per share of Common Stock, determined in accordance with generally accepted accounting principles, or (ii) the fair value per share of Common Stock determined pursuant to the Appraised Value.

                           "STOCK UNIT" shall mean one share of Common Stock, as
                  such Common Stock was constituted on the date of original issue of the Series B Preferred Stock and thereafter shall mean such number of shares (including any fractional shares) of Common Stock as shall result from the adjustments specified in this Section 8.

         (b) Stock Dividends, Subdivisions and Combinations. In case at any time or from time to time the Corporation shall:

             (i) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Common Stock, or

             (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

             (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then the number of shares of Common Stock comprising a Stock Unit immediately after the happening of any event described in clauses (i) through (iii) above shall be adjusted so as to consist of the number of shares of Common Stock which a record holder of the number of shares of Common Stock constituting a Stock Unit immediately prior to the happening of such event would own or be entitled to receive after the happening of event described in clauses (i) through (iii) above.

         (c) Certain Other Dividends and Distributions. In case at any time or from time to time the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

             (i) cash (other than a cash distribution made as a dividend and payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Corporation, to the extent, but only to the extent, that the aggregate of all such dividends paid or declared after the date hereof, does not exceed the consolidated net income of the Corporation and its consolidated subsidiaries earned subsequent to the date hereof determined in accordance with generally accepted accounting principles), or

             (ii) any evidence of its indebtedness (other than Convertible Securities), any shares of its stock (other than Additional Shares of Common Stock) or any other securities or property of any nature whatsoever (other than cash and other than Convertible Securities or Additional Shares of Common Stock), or

         (iii) any warrants, options or other rights to subscribe for or purchase (x) any evidences of its indebtedness (other than Convertible Securities), (y) any shares of its stock (other than Additional Shares of Common Stock) or (z) any other securities or property of any nature whatsoever (other than cash and other than Convertible Securities or Additional Shares of Common Stock),

then the number of shares of Common Stock thereafter comprising a Stock Unit shall be adjusted to that number determined by multiplying the number of shares of Common Stock comprising a Stock Unit immediately prior to such adjustment by a fraction (A) the numerator of which shall be the Current Market Price per share of Common Stock at the date of taking such record, and (B) the denominator of which shall be such Current Market Price per share of Common Stock minus the portion applicable to one share of Common Stock of any such cash so distributable (if any) and of the fair value of any and all such evidences of indebtedness, shares of stock, other securities or property, or warrants, options or other subscription or purchase rights, so distributable (if any). Such fair value shall be determined pursuant to the Valuation Procedure. The "Valuation Procedure" is a determination of fair value of any property made in good faith by the Board of Directors of the Corporation; provided, that if the holders of a majority of the Series B Preferred Stock object to such determination within ten days of receipt of written notification thereof, then the fair value of such property shall be determined in good faith by a recognized national or major regional investment bank selected by the Board of Directors, which investment bank is not reasonably objected to by the holders of a majority of the Series B Preferred Stock. The fees and expenses of such investment bank shall be paid by the Corporation. A reclassification (other than a change in par value) of the Common Stock into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Corporation to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 8(c) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 8(b).

         (d) Issuance of Additional Shares of Common Stock. In case at any time or from time to time the Corporation shall (except as hereinafter provided) issue, whether in connection with the merger of a corporation into the Corporation or otherwise, any Additional Shares of Common Stock for a consideration per share less than the greater of (i) the Current Conversion Price or (ii) the Current Market Price per share of Common Stock, then the number of shares of Common Stock thereafter comprising a Stock Unit shall be adjusted to be the greater of (A) that number determined by multiplying the number of shares of Common Stock comprising a Stock Unit immediately prior to such adjustment by a fraction (i) the numerator of which shall be the Current Conversion Price per share of Common Stock, and (ii) the denominator of which shall be the consideration per share received by the Corporation for such Additional Shares of Common Stock or (B) that number determined by multiplying the number of shares of Common Stock comprising a Stock Unit immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock outstanding, plus the number of such Additional Shares of Common Stock so issued, and (y) the denominator of which shall be the number of shares of Common Stock outstanding, plus the number of shares of Common Stock which the aggregate consideration for the total number of such Additional Shares of Common Stock would purchase at the greater of the Current Conversion Price and the Current Market Price per share of Common Stock. For purposes of this Section 8(d), the date as of which the Current Market Price per share of Common Stock shall be computed shall be the earlier of (i) the date on which the Corporation shall enter into a firm contract for the issuance of such Additional Shares of Common Stock, or (ii) the date of actual issuance of such Additional Shares of Common Stock. The provisions of this Section 8(d) shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Section 8(b). No adjustment of the number of shares of Common Stock comprising a Stock Unit shall be made under this Section 8(d) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants, options or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrants, options or other rights therefor) pursuant to Section 8(e) or Section 8(f).

         (e) Issuance of Warrants, Options or Other Rights. In case at any time or from time to time the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall otherwise issue, any warrants, options or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities and the consideration per share for which Additional Shares of Common Stock may at any time thereafter be issuable pursuant to such warrants, options or other rights or pursuant to the terms of such Convertible Securities shall be less than the greater of (A) the Current Conversion Price per share of Common Stock or (B) the Current Market Price per share of Common Stock, then the number of shares of Common Stock thereafter comprising a Stock Unit shall be adjusted to be the greater of those numbers determined pursuant to the first sentence of
Section 8(d). All adjustments made pursuant to this Section 8(e) shall be made on the basis that (i) the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants, options or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date specified in the last sentence of this
Section 8(e), (ii) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Corporation for the issuance of such Additional Shares of Common Stock pursuant to such warrants, options or other rights or pursuant to the terms of such Convertible Securities and (iii) the consideration per share received by the Corporation for such Additional Shares of Common Stock shall be that number determined by dividing (x) the aggregate consideration for such maximum number of Additional Shares of Common Stock (determined as set forth in clause (ii) of this sentence) by (y) the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants, options or other rights or necessary to effect the conversion or exchange of all such Convertible Securities (determined as set forth in clause
(i) of this sentence). For purposes of this Section 8(e), the computation date for subclause (i) above and as of which the Current Market Price and the Current Conversion Price per share of Common Stock shall be computed shall be the earliest of (A) the date on which the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any such warrants, options or other rights, (B) the date on which the Corporation shall enter into a firm contract for the issuance of such warrants, options or other rights, and (C) the date of actual issuance of such warrants, options or other rights.

         (f) Issuance of Convertible Securities. In case at any time or from time to time the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall otherwise issue, any Convertible Securities and the consideration per share for which Additional Shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than the greater of (A) the Current Conversion Price per share of Common Stock or (B) the Current Market Price per share of Common Stock, then the number of shares of Common Stock thereafter comprising a Stock Unit shall be adjusted to be the greater of those numbers determined pursuant to the first sentence of Section 8(d). All adjustments made pursuant to this Section 8(f) shall be made on the basis that (i) the maximum number of Additional Shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the computation date specified in the penultimate sentence of this Section 8(f), (ii) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Corporation for the issuance of such Additional Shares of Common Stock pursuant to the terms of such Convertible Securities and (iii) the consideration per share received by the Corporation for such Additional Shares of Common Stock shall be that number determined by dividing (x) the aggregate consideration for such maximum number of Additional Shares of Common Stock (determined as set forth in clause (ii) of this sentence) by (y) the maximum number of Additional Shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities (determined as set forth in clause (i) of this sentence). For purposes of this Section 8(f), the computation date for clause (i) above and as of which the Current Market Price and the Current Conversion Price per share of Common Stock shall be computed shall be the earliest of (A) the date on which the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any such Convertible Securities, (B) the date on which the Corporation shall enter into a firm contract for the issuance of such Convertible Securities, and (C) the date of actual issuance of such Convertible Securities. No adjustment of the number of shares of Common Stock comprising a Stock Unit shall be made under this Section 8(f) upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants, options or other rights pursuant to Section 8(e).

         (g) Superseding Adjustment of Stock Unit. If, at any time after any adjustment of the number of shares of Common Stock comprising a Stock Unit shall have been made pursuant to the foregoing Section 8(e) or Section (f) on the basis of the issuance of warrants, options or other rights or the issuance of other Convertible Securities, or after any new adjustment of the number of shares of Common Stock comprising a Stock Unit shall have been made pursuant to this Section 8(g),

             (i) such warrants, options or rights or the right of conversion or exchange in such other Convertible Securities shall expire, and a portion or all of such warrants, options or rights, or the right of conversion or exchange in respect of a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

             (ii) the consideration per share for which Additional Shares of Common Stock are issuable pursuant to such warrants, options or rights or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the arrival of a specified date or the happening of a specified event, such previous adjustment shall be rescinded and annulled and the Additional Shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such warrants, options or rights or other Convertible Securities on the basis of:

             (iii) treating the number of Additional Shares of Common Stock, if any, theretofore actually issued or issuable pursuant to the previous exercise of such warrants, options or rights or such right of conversion or exchange, as having been issued on the date or dates of such issuance as determined for purposes of such previous adjustment and for the consideration actually received and receivable therefor, and

             (iv) treating any such warrants, options or rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such expiration or of such increase of the consideration per share for which such Additional Shares of Common Stock are issuable under such warrants, options or rights or other Convertible Securities, and, if and to the extent called for by the foregoing provisions of this Section 8 on the basis aforesaid, a new adjustment of the number of shares of Common Stock comprising a Stock Unit shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

         (h) Other Provisions Applicable to Adjustments Under this Section 8. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock comprising a Stock Unit hereinbefore provided for in this Section 8:

             (i) Treasury Stock. The sale or other disposition of any issued shares of Common Stock owned or held by or for the account of the Corporation shall be deemed an issuance thereof for purposes of this Section 8.

             (ii) Computation of Consideration. To the extent that any Additional Shares of Common Stock or any Convertible Securities or any warrants, options or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued solely for cash consideration, the consideration received by the Corporation therefor shall be deemed to be the amount of cash received by the Corporation therefor, or, if such Additional Shares of Common Stock or Convertible Securities are offered by the Corporation for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts or expenses paid or incurred by the Corporation for and in the underwriting of, or otherwise in connection with, the issue thereof. To the extent that such issuance shall be for a consideration other than solely for cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined pursuant to the Valuation Procedure. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants, options or other rights to subscribe for or purchase the same shall be the consideration received or receivable by the Corporation for issuing such warrant, options or other rights, plus the additional consideration payable to the Corporation upon the exercise of such warrants, options or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received or receivable by the Corporation for issuing any warrants, options or other rights to subscribe for or purchase such Convertible Securities (if any), plus the consideration paid or payable to the Corporation in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Corporation upon the exercise of the right of conversion or exchange in such Convertible Securities.

             (iii) When Adjustments To Be Made. The adjustments required by the preceding Sections 8(b) through (h) inclusive shall be made whenever and as often as any specified event requiring an adjustment shall occur. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

             (iv) Fractional Interests. In computing adjustments under this
Section 8, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

             (v) When Adjustment Not Required. If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution thereof to shareholders, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

         (i) Merger, Consolidation or Disposition of Assets. In case the Corporation shall merge or consolidate into another corporation, or shall sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another corporation and pursuant to the terms of such merger, consolidation or disposition, shares of common stock of the successor or acquiring corporation are to be received by or distributed to the holders of Common Stock of the Corporation, then each holder of Series B Preferred Stock shall have the right thereafter to receive Stock Units each comprising the number of shares of common stock of the successor or acquiring corporation receivable upon or as a result of such merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock comprising a Stock Unit immediately prior to such event. If, pursuant to the terms of such merger, consolidation or disposition of assets, any cash, shares of stock or other securities or property of any nature whatsoever (including warrants, options or other subscription or purchase rights) are to be received by or distributed to the holders of Common Stock of the Corporation in addition to common stock of the successor or acquiring corporation, there shall be an adjustment in the number of shares of Common Stock thereafter comprising a Stock Unit to that number determined by multiplying the number of shares of Common Stock comprising a Stock Unit immediately prior to such adjustment by a fraction (x) the numerator of which shall be the Current Market Price per share of Common Stock at the date of such merger, consolidation or disposition, and
(y) the denominator of which shall be such Current Market Price per share minus the portion applicable to one share of Common Stock of any cash so distributed and of the fair value of any and all such shares of stock, securities or other property. Such fair value shall be determined pursuant to the Valuation Procedure. In case of any such merger, consolidation or disposition of assets, the successor or acquiring corporation shall expressly assume the due and punctual observance and performance of each and every covenant and condition contained herein to be performed and observed by the Corporation and all of the obligations and liabilities hereunder and thereunder, subject to such modification as shall be necessary to provide for adjustments of Stock Units which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 8. For the purposes of this Section 8 "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption. The foregoing provisions of this Section 8(i) shall similarly apply to successive mergers, consolidations or dispositions of assets.

         (j) Other Action Affecting Common Stock. In case at any time or from time to time the Corporation shall take any action affecting its Common Stock, other than an action described in any of the foregoing Sections 8(b) to Section 8(i), inclusive, of this Section 8 and the actions described in clauses (i) through (xiv) of the definition of Additional Shares of Common Stock, then, unless in the reasonable opinion of the Board of Directors of the Corporation such action will not have a materially adverse effect upon the rights of the holders of the Series B Preferred Stock, the number of shares of Common Stock or other stock comprising a Stock Unit, or the Conversion Price thereof, shall be adjusted in such manner and at such time as the Board of Directors of the Corporation may in good faith determine to be equitable in the circumstances.

         (k) No Adjustments for Certain Transactions. Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock comprising a Stock Unit and the Current Conversion Price per Stock Unit shall not be adjusted, nor be subject to adjustment, on account of the granting of any rights under a phantom stock plan, stock appreciation rights plan or other deferred compensation plan to officers, directors or employees of the Corporation or its affiliates, if (i) no shares of Common Stock are issued or required to be issued under any such plan and (ii) the only consideration paid or payable to any participant in such plan is cash.

9.       Notice to Holders of Series B Preferred Stock.

         (a) Notice of Adjustment of Stock Unit or Current Conversion Price. Whenever the number of shares of Common Stock comprising a Stock Unit or the Current Conversion Price per Stock Unit shall be adjusted pursuant to Section 8, the Corporation shall forthwith obtain a certificate signed by the president of the Corporation and the principal financial officer of the Corporation, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a statement of the fair value, as determined by the Board of Directors of the Corporation, of any evidences of indebtedness, shares of stock, other securities or property or warrants, options or other subscription or purchase rights referred to in Section 8(c), Section 8(h)(ii) or Section 8(i)) and specifying the number of shares of Common Stock comprising a Stock Unit and (if such adjustment was made pursuant to Section 8(i) or Section 8(j)) describing the number and kind of any other shares of stock comprising a Stock Unit, and any change in the Current Conversion Price thereof after giving effect to such adjustment or change. The Corporation shall promptly, and in any case within 10 days after the making of such adjustment, cause a signed copy of such certificate to be delivered to each holder of Series B Preferred Stock. The Corporation shall keep at its office or agency copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any holder of Series B Preferred Stock or any prospective purchaser of Series B Preferred Stock designated by a holder.

         (b) Notice of Certain Corporate Action. In case the Corporation shall propose (i) to pay any dividend payable in cash or in stock of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock, or (ii) to offer to the holders of its Common Stock rights to subscribe for or to purchase any Additional Shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision or combination of outstanding shares of Common Stock), or (iv) to effect any capital reorganization, or (v) to effect any consolidation, merger or sale, change to the Corporation's charter or bylaws, transfer or other disposition of all or substantially all of its property, assets or business, or (vi) to effect the liquidation, dissolution or winding up of the Corporation, then in each such case, the Corporation shall give to each holder of Series B Preferred Stock, a notice, certified by the president of the Corporation and the principal financial officer of the Corporation, of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such stock dividend, distribution or rights, or the date on which such reclassification, reorganization, consolidation, merger, sale, change to the Corporation's charter or bylaws, transfer, disposition, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock and the number and kind of any other shares of stock which will comprise a Stock Unit, and the Current Conversion Price thereof, after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty days prior to the record date for determining holders of the Common Stock for purposes of such action, and in the case of any other such action, at least thirty days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

10. No Impairment. Other than in connection with the amendment of its Articles of Incorporation approved by the requisite number of stockholders, the Corporation will not, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Certificate and in the taking of all action as may be necessary or appropriate in order to protect the conversion rights of the holders of the

Series B Preferred Stock against impairment. Without limiting the generality of the foregoing, the Corporation (i) will not permit the par value of any shares of stock at the time receivable upon the conversion of the Series B Preferred Stock to exceed the Current Conversion Price then in effect, (ii) will take all such action as may be necessary or appropriate in order that the corporation may validly and legally issue fully paid non-assessable shares of stock on the conversion of the Series B Preferred Stock, and (iii) will not issue any Additional Shares of Common Stock or Convertible Securities or take any action which results in any adjustment of the Current Conversion Price or the number of shares comprising a Stock Unit if the total number of shares of Common Stock issuable after such issuance or action upon the conversion or payment of all outstanding dividends on, all of the then outstanding shares of Series B Preferred Stock will exceed the total number of shares of Common Stock then authorized by the Corporation's Articles of Incorporation and available for the purpose of issue upon such conversion or payment of such dividend.

                                                                  ATTACHMENT 1
                                                                        AND

CONTANGO OIL & GAS COMPANY                                        EXHIBIT 4.3(b)
WARRANTS AND OPTIONS GRANTED
AS OF SEPTEMBER 13, 2000


                                                           NUMBER OF    NUMBER OF
                                          TERM              OPTIONS     WARRANTS
STOCKHOLDER                     DATE      (YRS)   STRIKE    GRANTED     GRANTED
-------------------------     --------    -----   -------  ---------    ---------
1999 PLAN OPTIONS:

Alcorn - Texas Properties      08/31/99     5     $ 1.00    10,000           --

Billy Jack Corbell             11/04/99     5     $ 1.00     5,000           --
Billy Jack Corbell             01/06/00     5     $ 1.00     5,000           --

Blair Foster                   11/04/99     5     $ 1.00     8,500           --

Brad Juneau                    08/20/99     5     $ 1.00        --      400,000
Brad Juneau                    09/28/99     5     $ 1.00     5,000           --
Brad Juneau                    12/31/99     5     $ 1.00     5,000           --
Brad Juneau (JEX)              01/07/00     5     $ 1.00    90,000           --
Brad Juneau (JEX)              01/31/00     5     $ 1.00    90,000           --
Brad Juneau (JEX)              03/15/00     5     $ 1.00    90,000           --
Brad Juneau                    03/31/00     5     $ 1.00     5,000           --
Brad Juneau (JEX)              06/23/00     5     $ 1.00    90,000           --
Brad Juneau                    06/30/00     5     $ 1.00     5,000           --
Brad Juneau (JEX)              08/24/00     5     $ 1.00        --      125,000


Brad Juneau (JEX)              08/25/00     5     $ 1.00    90,000           --
Brad Juneau (JEX)              08/25/00     5     $ 1.00    90,000           --
Brad Juneau (JEX)              09/13/00     5     $ 1.00    90,000           --

Charlene Burrell               12/10/99     5     $ 1.00     5,000           --

Charles Reimer                 08/20/99     5     $ 1.00        --      400,000
Charles Reimer                 09/28/99     5     $ 1.00     5,000           --
Charles Reimer                 12/31/99     5     $ 1.00     5,000           --
Charles Reimer                 03/31/00     5     $ 1.00     5,000           --
Charles Reimer                 06/30/00     5     $ 1.00     5,000           --

Darrell Williams               08/20/99     5     $ 1.00        --      160,000
Darrell Williams               09/28/99     5     $ 1.00     5,000           --
Darrell Williams               12/31/99     5     $ 1.00     5,000           --
Darrell Williams               03/31/00     5     $ 1.00     5,000           --
Darrell Williams               06/30/00     5     $ 1.00     5,000           --

1999 PLAN OPTIONS (continued):

Fairfield Industries            08/24/00    5     $ 1.00        --      125,000


                                                         TOTAL SHARES
                               TOTAL SHARES   PERCENT   --------------
STOCKHOLDER                      GRANTED      VESTED    NUMBER   TOTAL                          COMMENT
-------------------------     -------------   -------  -------   -------   -----------------------------------------------------
1999 PLAN OPTIONS:

Alcorn - Texas Properties         10,000       100.0%   10,000    10,000

Billy Jack Corbell                 5,000       100.0%    5,000     5,000
Billy Jack Corbell                 5,000       100.0%    5,000     5,000
                                                        -------
                                                        10,000

Blair Foster                       8,500       100.0%    8,500     8,500    Partial commission on $0.75 offering.

Brad Juneau                      400,000       100.0%  400,000   400,000    In connection with Units offering ($0.10 Offering).
Brad Juneau                        5,000        33.3%    1,667     1,667    1/3, 1/3 and 1/3 vesting - Directors fees.
Brad Juneau                        5,000        33.3%    1,667     1,667    1/3, 1/3 and 1/3 vesting - Directors fees.
Brad Juneau (JEX)                 90,000        33.3%   30,000    30,000    Shelby County options
Brad Juneau (JEX)                 90,000       100.0%   90,000    90,000    Needville options
Brad Juneau (JEX)                 90,000        33.3%   30,000    30,000    BVH options
Brad Juneau                        5,000        33.3%    1,667     1,667    1/3, 1/3 and 1/3 vesting - Directors fees.
Brad Juneau (JEX)                 90,000        33.3%   30,000    30,000    [ILLEGIBLE] #1
Brad Juneau                        5,000        33.3%    1,667     1,667    1/3, 1/3 and 1/3 vesting - Directors fees.
Brad Juneau (JEX)                125,000       100.0%  125,000   125,000    In connection with formation of Republic Exploration
                                                       -------
Brad Juneau (JEX)                 90,000        33.3%   30,000    30,000    [ILLEGIBLE] #2
Brad Juneau (JEX)                 90,000        33.3%   30,000    30,000    E128
Brad Juneau (JEX)                 90,000        33.3%   30,000    30,000    Brazos 436
                                                       -------
                                                       801,657

Charlene Burrell                   5,000       100.0%    5,000     5,000    JEX employees.

Charles Reimer                   400,000       100.0%  400,000   400,000    In connection with Units offering ($0.10 Offering).
Charles Reimer                     5,000        33.3%    1,667     1,667    1/3, 1/3 and 1/3 vesting - Directors fees.
Charles Reimer                     5,000        33.3%    1,667     1,667    1/3, 1/3 and 1/3 vesting - Directors fees.
Charles Reimer                     5,000        33.3%    1,667     1,667    1/3, 1/3 and 1/3 vesting - Directors fees.
Charles Reimer                     5,000        33.3%    1,667     1,667    1/3, 1/3 and 1/3 vesting - Directors fees.
                                                       -------
                                                       406,657

Darrell Williams                 160,000       100.0%  160,000   160,000    In connection with Units offering ($0.10 Offering).
Darrell Williams                   5,000        33.3%    1,667     1,667    1/3, 1/3 and 1/3 vesting - Directors fees.
Darrell Williams                   5,000        33.3%    1,667     1,667    1/3, 1/3 and 1/3 vesting - Directors fees.
Darrell Williams                   5,000        33.3%    1,667     1,667    1/3, 1/3 and 1/3 vesting - Directors fees.
Darrell Williams                   5,000        33.3%    1,667     1,667    1/3, 1/3 and 1/3 vesting - Directors fees.
                                                       -------
                                                       166,657

1999 PLAN OPTIONS (continued):

Fairfield Industries             125,000       100.0%  125,000   125,000    In connection with formation of Republic Exploration

                          Options/Warrants - Page 1

                                                                  EXHIBIT 4.3(b)



CONTANGO OIL & GAS COMPANY
WARRANTS AND OPTIONS GRANTED
AS OF SEPTEMBER 13, 2000

                                                 NUMBER OF   NUMBER OF
                              TERM                OPTIONS    WARRANTS  TOTAL SHARES  PERCENT
STOCKHOLDER          DATE     (YRS)    STRIKE     GRANTED    GRANTED     GRANTED     VESTED
-----------          ----     -----    ------     -------    -------     -------     ------
Gene Graham        10/18/99     5      $ 1.00      7,500         --       7,500      100.0%

Gerhart Hunter     12/10/99     5      $ 1.00      5,000         --       5,000      100.0%

Glen Dillon        09/28/99     5      $ 1.00     10,000         --      10,000      100.0%
Glen Dillon        05/30/00     5      $ 1.00     25,000         --      25,000       33.3%

IAS                11/04/99     5      $ 1.00     55,167         --      55,167      100.0%

Joe Romano         08/20/99     5      $ 1.00         --    100,000     100,000      100.0%
Joe Romano         09/30/99     5      $ 1.00      5,000         --       5,000       33.3%
Joe Romano         12/31/99     5      $ 1.00      5,000         --       5,000       33.3%
Joe Romano         03/31/00     5      $ 1.00      5,000         --       5,000       33.3%
Joe Romano         06/30/00     5      $ 1.00      5,000         --       5,000       33.3%



John Miller        02/11/99     5      $ 1.00      5,000         --       5,000      100.0%

Kaci Brubaker      09/28/99     5      $ 1.00     10,000         --      10,000      100.0%
Kaci Brubaker      12/27/99     5      $ 1.00     10,000         --      10,000      100.0%
Kaci Brubaker      05/30/00     5      $ 1.00     25,000         --      25,000       33.3%



Ken Peak           08/20/99     5      $ 1.00         --  1,400,000   1,400,000      100.0%

Linda Ferszt       02/11/00     5      $ 1.00      5,000         --       5,000      100.0%
Linda Ferszt       01/07/00     5      $ 1.00      5,000         --       5,000       33.3%
Linda Ferszt       01/31/00     5      $ 1.00      5,000         --       5,000      100.0%
Linda Ferszt       03/15/00     5      $ 1.00      5,000         --       5,000       33.3%
Linda Ferszt       06/23/00     5      $ 1.00      5,000         --       5,000       33.3%
Linda Ferszt       08/25/00     5      $ 1.00      5,000         --       5,000       33.3%
Linda Ferszt       08/25/00     5      $ 1.00      5,000         --       5,000       33.3%
Linda Ferszt       09/13/00     5      $ 1.00      5,000         --       5,000       33.3%



Mark Stevens       12/10/99     5      $ 1.00      5,000         --       5,000      100.0%

Melanie Gooch      09/28/99     5      $ 1.00      2,500         --       2,500      100.0%


                   TOTAL SHARES
                 ----------------
STOCKHOLDER      NUMBER     TOTAL       COMMENT
-----------      ------     -----   ---------------
Gene Graham       7,500      7,500

Gerhart Hunter    5,000      5,000   JEX employees.

Glen Dillon      10,000     10,000
Glen Dillon       8,333      8,333
                -------
                 18,333

IAS              55,167     55,167   Partial commission on $0.75 offering.

Joe Romano      100,000    100,000   In connection with Units offering ($0.10 Offering).
Joe Romano        1,667      1,667   1/3, 1/3 and 1/3 vesting - Directors fees.
Joe Romano        1,667      1,667   1/3, 1/3 and 1/3 vesting - Directors fees.
Joe Romano        1,667      1,667   1/3, 1/3 and 1/3 vesting - Directors fees.
Joe Romano        1,667      1,667   1/3, 1/3 and 1/3 vesting - Directors fees.
              ---------
                106,667

John Miller       5,000      5,000   JEX employee

Kaci Brubaker    10,000     10,000
Kaci Brubaker    10,000     10,000
Kaci Brubaker     8,333      8,333
              ---------
                 28,333

Ken Peak      1,400,000  1,400,000   In connection with Units offering ($0.10 Offering).

Linda Ferszt      5,000      5,000
Linda Ferszt      1,667      1,667   Shelby County options
Linda Ferszt      5,000      5,000   Needville options
Linda Ferszt      1,667      1,667   BVH options
Linda Ferszt      1,667      1,667   Guilita #1
Linda Ferszt      1,667      1,667   Guilita #2
Linda Ferszt      1,667      1,667   E128
Linda Ferszt      1,667      1,667   Brazos 436
              ---------
                 20,000

Mark Stevens      5,000      5,000   JEX employees.

Melanie Gooch     2,500      2,500


1999 PLAN OPTIONS (continued):



                            OptionsWarrants - Page 2

CONTANGO OIL & GAS COMPANY                                        EXHIBIT 4.3(b)
WARRANTS AND OPTIONS GRANTED
AS OF SEPTEMBER 13, 2000


                                                   NUMBER OF   NUMBER OF                                 TOTAL SHARES
                                  TERM              OPTIONS    WARRANTS    TOTAL SHARES   PERCENT    -------------------
STOCKHOLDER            DATE       (YRS)    STRIKE   GRANTED     GRANTED       GRANTED     VESTED     NUMBER      TOTAL
-----------          --------     -----    ------ ----------- -----------  ------------   -------    -------   ---------

Scott Archer         09/28/99       5      $ 1.00     5,000          --        5,000       100.0%      5,000       5,000
Scott Archer         01/07/00       5      $ 1.00     5,000          --        5,000        33.3%      1,667       1,667
Scott Archer         01/31/00       5      $ 1.00     5,000          --        5,000       100.0%      5,000       5,000
Scott Archer         03/15/00       5      $ 1.00     5,000          --        5,000        33.3%      1,667       1,667
Scott Archer         06/23/00       5      $ 1.00     5,000          --        5,000        33.3%      1,667       1,667
Scott Archer         08/25/00       5      $ 1.00     5,000          --        5,000        33.3%      1,667       1,667
Scott Archer         08/25/00       5      $ 1.00     5,000          --        5,000        33.3%      1,667       1,667
Scott Archer         09/13/00       5      $ 1.00     5,000          --        5,000        33.3%      1,667       1,667
                                                                                                     -------
                                                                                                      20,000

SIMCO                11/15/99       5      $ 1.00       500          --          500       100.0%        500         500

SUIT                 06/24/00       5      $ 1.00        --     250,000      250,000       100.0%    250,000     250,000

TCW                  12/28/99       5      $ 1.00        --     370,370      370,370       100.0%    370,370     370,370
TCW                  08/24/00       5      $ 1.00        --     500,000      600,000       100.0%    500,000     500,000
                                                                                                     -------
                                                                                                     870,370

William H. Gibbons   02/01/00       5      $ 1.00    25,000          --       25,000       100.0%     25,000      25,000
William H. Gibbons   05/30/00       5      $ 1.00    25,000          --       25,000        33.3%      8,333       8,333
                                                                                                     -------
                                                                                                      33,333

                     ---------------------------------------------------------------------------------------------------
                        TOTAL                     1,034,167   3,830,370    4,864,537                           4,361,284
                     ---------------------------------------------------------------------------------------------------

OTHER OPTIONS:

Buddy Young          06/08/99       5      $ 1.00   100,000          --      100,000       100.0%    100,000
Mestena, Inc.        03/21/00       5      $ 1.50   175,000          --      175,000       100.0%    175,000
SUIT Growth Fund     06/30/00       5      $ 1.00     5,000          --        5,000        33.3%      1,667       1,667

                     ---------------------------------------------------------------------------------------
                        TOTAL                                                280,000                 276,667
                     ---------------------------------------------------------------------------------------




STOCKHOLDER         COMMENT
-----------         -------

Scott Archer
Scott Archer        Shelby County options
Scott Archer        Needville options
Scott Archer        BVH options
Scott Archer        Guilita #1
Scott Archer        Guilita #2
Scott Archer        E128
Scott Archer        Brazos 436



SIMCO

SUIT                in connection with formation of Republic Exploration

TCW                 in connection with $0.75 offering
TCW                 in connection with formation of Republic Exploration



William H. Gibbons
William H. Gibbons







OTHER OPTIONS:

Buddy Young         Granted by old MGPX BOD.
Mesteria, Inc.      In corporation with JEX/Ranch Agreement dtd 03/21/00.
SUIT Growth Fund    1/3, 1/3 and 1/3 vesting - Directors fees.








                            OptionsWarrants - Page 3